UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

December 14, 2016
(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
5301 Legacy Drive, Plano, Texas 75024

(Address of principal executive offices, including zip code)
(972) 673-7000

(Registrant’s telephone number including area code)
Not Applicable

(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 1.01 Entry into a Material Definitive Agreement.
On December 14, 2016, Dr Pepper Snapple Group, Inc. ("DPS") issued $1,550 million of senior unsecured notes consisting of $250 million aggregate principal amount of 2.530% Senior Notes due 2021 (the "2021 Notes"), $500 million aggregate principal amount of 3.130% Senior Notes due 2023 (the "2023 Notes"), $400 million aggregate principal amount of 3.430% Senior Notes due 2027 (the "2027 Notes") and $400 million aggregate principal amount of 4.420% Senior Notes due 2046 (the "2046 Notes" and, together with the 2021 Notes, the 2023 Notes and the 2027 Notes, the "Notes") pursuant to an Indenture, dated as of December 15, 2009, between DPS and Wells Fargo Bank, N.A., as trustee (the "Base Indenture"), as supplemented by the Seventh Supplemental Indenture thereto, dated as of December 14, 2016, among DPS, the guarantors party thereto and Wells Fargo Bank, N.A. (the "Seventh Supplemental Indenture" and, together with the Base Indenture, the "Indenture"). Interest on the Notes will be payable on May 15 and November 15 of each year, beginning on May 15, 2017, in the case of the 2021 Notes, and on June 15 and December 15 of each year, beginning on June 15, 2017, in the case of the 2023 Notes, the 2027 Notes and the 2046 Notes. The 2021 Notes will mature on November 15, 2021, the 2023 Notes will mature on December 15, 2023, the 2027 Notes will mature on June 15, 2027 and the 2046 Notes will mature on December 15, 2046. The Notes will not be entitled to any sinking fund. The Notes were issued in an underwritten offering registered under the Securities Act of 1933, as amended. Net offering proceeds, after deducting estimated underwriting discounts and offering expenses, were approximately $1,538 million. DPS intends to use the net proceeds from this offering, together with the net proceeds from the issuance of commercial paper, to fund the acquisition of Bai Brands LLC (the "Merger"). The remaining net proceeds, if any, will be used to fund the costs of the offering and for other general corporate purposes, which may include share repurchases, capital expenditures, working capital, future acquisitions and investments.
If the Merger is not consummated on or prior to December 14, 2017, or if the related merger agreement is terminated on or prior to December 14, 2017, DPS intends to use the net proceeds to partially fund the special mandatory redemption of each series of Notes at a redemption price equal to 101% of the principal amount of the applicable series of Notes, plus accrued and unpaid interest to the date of such special mandatory redemption. Prior to such uses, DPS intends to invest the net proceeds from this offering in short-term investments.
The Notes are unsecured and unsubordinated obligations of DPS, rank equally with DPS' existing and future unsecured and unsubordinated indebtedness, including any borrowings under our senior credit facility, and are senior to all of our future subordinated debt. The Notes are fully and unconditionally guaranteed by all of our existing and future subsidiaries that guarantee any of our other indebtedness (the "Subsidiary Guarantors"). Upon the closing of the Merger, Bai Brands LLC will fully and unconditionally guarantee the Notes.
DPS may redeem the 2021 Notes, in whole or in part, at any time prior to October 15, 2021 (one month prior to the maturity date of the 2021 Notes), the 2023 Notes, in whole or in part, at any time prior to October 15, 2023 (two months prior to the maturity date of the 2023 Notes), the 2027 Notes, in whole or in part, at any time prior to March 15, 2027 (three months prior to the maturity date of the 2027 Notes) and the 2046 Notes, in whole or in part, at any time prior to June 15, 2046 (six months prior to the maturity date of the 2046 Notes), in each case, at our option, at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes to be redeemed; and

•
the sum of the present value of the Remaining Scheduled Payments (as defined herein) of the Notes being redeemed discounted to the redemption date on a semi-annual basis (assuming a 360-day year of twelve 30-day months), at the Treasury Rate (as defined herein) plus 12.5 basis points in the case of the 2021 Notes, 15 basis points in the case of the 2023 Notes, 20 basis points in the case of the 2027 Notes and 25 basis points in the case of the 2046 Notes;

plus, in each case, accrued and unpaid interest to the date of redemption.
In addition, at any time on or after October 15, 2021 (one month prior to the maturity date of the 2021 Notes), on or after October 15, 2023 (two months prior to the maturity date of the 2023 Notes), on or after March 15, 2027 (three months prior to the maturity date of the 2027 Notes) and on or after June 15, 2046 (six months prior to the maturity date of the 2046 Notes), we may redeem the 2021 Notes, the 2023 Notes, the 2027 Notes or the 2046 Notes, respectively, in whole or in part, at our option, at a redemption price equal to 100% of the principal amount of the 2021 Notes, the 2023 Notes, the 2027 Notes or the 2046 Notes, as applicable, being redeemed plus accrued and unpaid interest to the redemption date.
If a change of control triggering event (as defined in the Indenture) occurs, subject to certain exceptions, DPS must give holders of the Notes the opportunity to sell to DPS their Notes, in whole or in part, at a purchase price equal to 101% of the principal amount, plus any accrued and unpaid interest to the date of purchase.

The Indenture contains customary events of default, including:

•	default in any payment of interest on any Note when due, continued for 30 days;

•	default in the payment of principal of or premium, if any, on any Note when due;

•	failure by DPS to comply with its obligations under the Indenture, in certain cases subject to notice and grace periods; and

•	specified events involving bankruptcy, insolvency or reorganization of DPS or certain of its subsidiaries.
If an event of default under the Indenture occurs and is continuing, the trustee may, and at the direction of the holders of at least 25% in principal amount of the outstanding Notes shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on the Notes to be due and payable, or, in the case of certain events of default relating to bankruptcy, insolvency or reorganization, those amounts will automatically become immediately due and payable.
DPS and our majority-owned subsidiaries are subject to certain negative covenants under the Indenture governing the Notes. The Indenture limits the ability of DPS and each of our majority-owned subsidiaries to, among other things:

•	incur indebtedness secured by principal properties;

•	enter into certain sale and leaseback transactions with respect to principal properties; and

•	enter into certain mergers, consolidations and transfers of substantially all of our assets.

Other material terms of the Notes, the Indenture and the Seventh Supplemental Indenture are described in the prospectus supplement dated December 5, 2016, as filed with the Securities and Exchange Commission on December 7, 2016. The terms and provisions of the Notes and Indenture set forth in this Current Report on Form 8-K are qualified in their entirety by reference to the Base Indenture (filed as Exhibit 4.1 to DPS' Current Report on Form 8-K filed on December 23, 2009) and the Seventh Supplemental Indenture, the 2021 Notes (in global form), the 2023 Notes (in global form), the 2027 Notes (in global form) and the 2046 Notes (in global form), which are attached hereto as Exhibit 4.1, Exhibit 4.2, Exhibit 4.3, Exhibit 4.4 and Exhibit 4.5, respectively, and each of which is incorporated herein by this reference.
As previously reported, on December 5, 2016, DPS entered into an underwriting agreement with Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as joint book-running managers and on behalf of the other underwriters parties thereto, in connection with an underwritten public offering of the Notes.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

4.1	Seventh Supplemental Indenture, dated as of December 14, 2016, among Dr Pepper Snapple Group, Inc., the guarantors party thereto and Wells Fargo Bank, N.A., as trustee.
4.2	2.530% Senior Note due 2021 (in global form), dated December 14, 2016, in the principal amount of $250,000,000.
4.3	3.130% Senior Note due 2023 (in global form), dated December 14, 2016, in the principal amount of $500,000,000.
4.4	3.430% Senior Note due 2027 (in global form), dated December 14, 2016, in the principal amount of $400,000,000.
4.5	4.420% Senior Note due 2046 (in global form), dated December 14, 2016, in the principal amount of $400,000,000.
5.1	Opinion of Baker Botts L.L.P.
23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1 to this Form 8-K).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DR PEPPER SNAPPLE GROUP, INC.
Date:	December 14, 2016
		By:	/s/ James L. Baldwin
			Name:	James L. Baldwin
			Title:	Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Seventh Supplemental Indenture, dated as of December 14, 2016, among Dr Pepper Snapple Group, Inc., the guarantors party thereto and Wells Fargo Bank, N.A., as trustee.
4.2	2.530% Senior Note due 2021 (in global form), dated December 14, 2016, in the principal amount of $250,000,000.
4.3	3.130% Senior Note due 2023 (in global form), dated December 14, 2016, in the principal amount of $500,000,000.
4.4	3.430% Senior Note due 2027 (in global form), dated December 14, 2016, in the principal amount of $400,000,000.
4.5	4.420% Senior Note due 2046 (in global form), dated December 14, 2016, in the principal amount of $400,000,000.
5.1	Opinion of Baker Botts L.L.P.
23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1 to this Form 8-K).